UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

UTAH URANIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT 84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2007, the Company entered into a Purchase Agreement (the "Agreement") with Bob Shupe and Gary Vancil for the purchase of certain mining claims (the "Hat Claims"). Mr. Shupe and Mr. Vancil own a 100% interest in the Hat Claims located in the State of Colorado. Under the terms of the Agreement, Mr. Shupe and Mr. Vancil will transfer all of their interest to the Company in exchange for cash and shares of common stock as follows:

- $10,000 cash to be paid upon execution of the Agreement

- $10,000 cash to be paid by August 22, 2007

- $45,000 cash to be paid by December 22, 2007

- $80,000 cash to be paid by June 22, 2008

- $100,000 cash to be paid by June 22, 2009

- $130,000 cash to be paid by June 22, 2010

- 50,000 shares of common stock to be issued by December 22, 2007

- 100,000 shares of common stock to be issued by June 22, 2008

- 100,000 shares of common stock to be issued by June 22, 2009

- 150,000 shares of common stock to be issued by June 22, 2010

A copy of the Agreement is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

10.1 Purchase Agreement with Bob Shupe and Gary Vancil dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per: /s/ Peter Dickie

Peter Dickie

President and Director